                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 ISOMEDIX INC.
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                (Name of Registrant as Specified In Its Charter)


                                 Isomedix Inc.
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]    $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)     Title of each class of securities to which transaction applies:

                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

       2)     Aggregate number of securities to which transaction applies:
                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(1).
                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

       4)     Proposed maximum aggregate value of transaction:
                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

[  ]   Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)     Amount Previously Paid:
                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

       2)     Form, Schedule or Registration Statement No.:
                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

       3)     Filing party:
                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

       4)     Date Filed:
                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                 ISOMEDIX INC.
                              ____________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 17, 1996
                              ____________________

                                                            Whippany, New Jersey
                                                            March 29, 1996
To the Holders of Common Stock
  of ISOMEDIX INC.:

               The Annual Meeting of the Stockholders of ISOMEDIX INC. will be held at The Parsippany Hilton, 1 Hilton Court, Parsippany, New Jersey, on Friday, May 17, 1996 at 10:00 A.M. local time for the following purposes, as more fully described in the accompanying Proxy Statement:

               1. To elect two Class A directors of the Company for the ensuing three years.

               2. To consider and take action upon a proposal to approve the Isomedix Inc. 1996 Long Term Incentive Plan.

               3. To consider and take action upon a proposal to ratify the Board of Directors' selection of Coopers & Lybrand L.L.P. to serve as the Company's independent accountants for the Company's fiscal year ending December 31, 1996.

               4. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

               The close of business on March 25, 1996 has been fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting. A list of the stockholders entitled to vote at the Meeting may be examined at the Company's executive offices located at 11 Apollo Drive, Whippany, New Jersey, during the ten- day period preceding the Meeting.

               By Order of the Board of Directors,

                                          Thomas J. DeAngelo, Secretary

               YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE MARK, SIGN AND DATE THE ENCLOSED FORM OF PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, SO THAT YOUR VOTE CAN BE RECORDED.

                                 ISOMEDIX INC.
                              ____________________

                                PROXY STATEMENT
                              ____________________


               This Proxy Statement, which will be mailed commencing on or about March 29, 1996 to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of Isomedix Inc. for use at the Annual Meeting of Stockholders to be held on May 17, 1996, and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Company's executive offices are located at 11 Apollo Drive, Whippany, New Jersey 07981.

               At the close of business on March 25, 1996, the record date stated in the accompanying Notice, the Company had issued and outstanding 6,996,213 shares of common stock, $.01 par value ("Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than the Common Stock.

               A majority of the issued and outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum.

               Directors are elected by plurality vote.  Adoption of proposals
2 and 3 will require the affirmative vote of a majority of the shares of Common Stock present and entitled to vote thereon at the meeting. Shares held by stockholders who abstain from voting will be treated as "present" and "entitled to vote" on the matters and, thus, an abstention has the same legal effect as a vote against the matters. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where (i) such broker or nominee has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) such broker or nominee does not have discretionary voting power on such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

               The stockholders (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the knowledge of the Board of Directors of the Company, owned beneficially more than five percent of any class of the outstanding voting securities of the Company as of February 29, 1996, and their respective shareholdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

                                                        SHARES OF COMMON STOCK         PERCENT
NAME AND ADDRESS                                          OWNED BENEFICIALLY           OF CLASS
- ----------------                                        ----------------------         --------
The Bass Management Trust
Lee M. Bass
Sid R. Bass Management Trust  . . . . . . . . . . .          465,200 (1)                6.6%
       201 Main Street
       Fort Worth, Texas 76102

Delaware Management Company, Inc.
Delaware Group Delcap Fund, Inc.  . . . . . . . . .          553,200 (2)                7.9%
       2005 Market Street
       Philadelphia, Pennsylvania 19103
The Kaufmann Fund, Inc. . . . . . . . . . . . . . .          730,000 (3)                10.4%
       140 East 45th Street
       New York, New York 10017
Wellington Management Company . . . . . . . . . . .          369,160 (4)                5.3%
       75 State Street
       Boston, Massachusetts 02109

- ----------

(1) This information is based upon a Report on Schedule 13D filed by these stockholders with the Securities and Exchange Commission. Such
         Schedule 13D indicates that each of The Bass Management Trust ("BMT") and the Sid R. Bass Management Trust ("SRBMT") has sole voting power and sole dispositive power with respect to 155,050 and 155,100 shares respectively, and that Lee M. Bass has sole voting power and sole dispositive power with respect to 155,050 shares. Such Schedule 13D also indicates that Perry R. Bass, as Trustee and Trustor of BMT, and Nancy L. Bass, as Trustor of BMT, may be deemed to beneficially own the shares owned by BMT and that Sid R. Bass, as Trustee of SRBMT, may be deemed to beneficially own the shares owned by SRBMT.

(2) This information is based upon a Report on Schedule 13G filed by these stockholders with the Securities and Exchange Commission. Such
         Schedule 13G indicates that Delaware Management Company, Inc. has sole voting power with respect to 10,200 shares and sole dispositive power with respect to 553,200 shares and that Delaware Group Delcap Fund, Inc. has sole voting power with respect to 415,100 shares.

(3) This information is based upon a Report on Schedule 13G filed by The Kaufmann Fund, Inc. with the Securities and Exchange Commission. Such
         Schedule 13G indicates that such entity has sole voting power and sole dispositive power with respect to 730,000 shares.

(4) This information is based upon a Report on Schedule 13G filed by Wellington Management Company with the Securities and Exchange Commission. Such Schedule 13G indicates that such entity has shared voting power with respect to 198,660 shares and shared dispositive power with respect to 369,160 shares.

SECURITY OWNERSHIP OF MANAGEMENT

                 The following table sets forth, as of February 29, 1996, the number of shares of Common Stock of the Company beneficially owned by each of the Company's directors and nominees for directors, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group, based upon information obtained from such persons.


                                                         SHARES OF COMMON STOCK             PERCENT
 NAME                                                     OWNED BENEFICIALLY                OF CLASS
 ----                                                   -----------------------             --------
 John Masefield  . . . . . . . . . . . . . . .                  302,000 (1)                    4.1%

 George R. Dietz . . . . . . . . . . . . . . .                  141,100 (2)                    2.0%

 David M. Lank . . . . . . . . . . . . . . . .                  112,700 (3)                    1.6%

 H. Stuart Campbell  . . . . . . . . . . . . .                   36,633 (4)                    (9)

 Thomas M. Haythe  . . . . . . . . . . . . . .                   22,500 (5)                    (9)

 Elmer A. Sticco . . . . . . . . . . . . . . .                   17,500 (6)                    (9)

 Thomas J. DeAngelo  . . . . . . . . . . . . .                   49,200 (7)                    (9)

 Peter Mayer . . . . . . . . . . . . . . . . .                        0 (8)                    --

 All Directors and Executive Officers as a                      681,633 (1)(2)(3)              8.6%
 Group (nine persons)  . . . . . . . . . . . .                          (4)(5)(6)
                                                                        (7)

- ----------

(1) Includes 12,000 shares issuable upon exercise of currently exercisable warrants held by Mr. Masefield, Chairman of the Board of Directors and a Class C director of the Company, and 222,900 shares issuable upon exercise of currently exercisable stock options held by Mr. Masefield. Also includes 60,000 shares with respect to which Mr. Masefield holds irrevocable proxies.

(2) Includes 87,500 shares issuable upon exercise of currently exercisable warrants held by Mr. Dietz, Senior Vice President and a Class A director of the Company, and 38,500 shares issuable upon exercise of currently exercisable stock options.

(3) Includes 30,000 shares issuable upon exercise of currently exercisable warrants held by Mr. Lank, a Class C director of the Company, and 22,500 shares issuable upon exercise of currently exercisable stock options. Includes 60,000 shares owned by Nanticoke Limited, of which Mr. Lank is the President. Mr. Masefield has been granted an irrevocable proxy with respect to the 60,000 shares owned by Nanticoke Limited.

(4) Includes 14,000 shares issuable upon exercise of currently exercisable warrants held by Mr. Campbell, a Class B director of the Company, and 22,500 shares issuable upon exercise of currently exercisable stock options.

(5) Includes 22,500 shares issuable upon exercise of currently exercisable stock options held by Mr. Haythe, a Class A director of the Company.

(6) Includes 17,500 shares issuable upon exercise of currently exercisable stock options held by Mr. Sticco, a Class B director of the Company.

(7) Includes 49,200 shares issuable upon exercise of currently exercisable stock options held by Mr. DeAngelo, Vice President- Finance and Administration, Secretary, Treasurer and a Class A director of the Company.

(8) Mr. Mayer became President and Chief Executive Officer and a Class B Director of the Company in August 1995.

(9)      Less than one percent.


                 To the Company's knowledge, there have been no significant changes in stock ownership or control of the Company since February 29, 1996.


                           I.  ELECTION OF DIRECTORS

                 Two Class A directors are to be elected at the Meeting, each to serve for three years and until a successor shall have been chosen and qualified. This is in accord with the Company's Certificate of Incorporation which provides for the division of the Board of Directors into three classes. The term of office for the Class A directors expires at the Meeting. Class B directors and Class C directors will be elected at the Annual Meetings to be held in 1997 and 1998, respectively.

                 It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented thereby in favor of the two nominees listed below, unless otherwise instructed in such Proxy. Each such nominee is presently serving as a Class A director. In case any of the nominees is unable or declines to serve, such persons reserve the right to vote the shares of Common Stock represented by such Proxy for another person duly nominated by the Board of Directors in such nominee's stead or, if no other person is so nominated, to vote such shares only for the remaining nominee. The Board of Directors has no reason to believe that any person named will be unable or will decline to serve.

                 Certain information concerning the nominees for election as Class A directors and the other directors of the Company is set forth below. Information concerning ownership of the Common Stock by such nominees and other directors is set forth in the preceding table. All of such information was furnished by them to the Company.


NOMINEES FOR ELECTION

   THOMAS J. DEANGELO (Class A director), age 41; Vice President-Finance and Administration of the Company since February 1992; Secretary and Treasurer of the Company since April 1987; Chief Financial Officer of the Company since 1992; Chief Operating Officer of the Company from September 1993 to February 1994; Controller of the Company from April 1983 to April 1987; Director of the Company since 1992.

   THOMAS M. HAYTHE (Class A director), age 56; Partner, Haythe & Curley (attorneys) since February 1982; Director: Novametrix Medical Systems, Inc. (manufacturer of electronic medical instruments), Guest Supply, Inc. (distributor of hotel guest room amenities and accessories), Westerbeke Corporation (manufacturer of marine engine products), Ramsay Health Care, Inc. (provider of psychiatric healthcare services) and Ramsay Managed Care, Inc. (provider of managed mental health care services); Assistant Secretary of the Company from 1983 to 1995; Director of the Company since 1983.


OTHER DIRECTORS WHOSE TERM OF OFFICE
WILL CONTINUE AFTER THE MEETING

   H. STUART CAMPBELL (Class B director), age 66; Vice President and Owner, Highland Packaging Labs, Inc. (contract packaging) since 1983; Group Chairman, Johnson & Johnson Company (health care products) from prior to 1981 to 1982; Director: Mesa Laboratories, Inc. (designer and manufacturer of pharmaceutical and medical instruments and systems), Biomatrix, Inc. (manufacturer of specialty healthcare products based on biological material) and Atrix Laboratories, Inc. (research and development activities relating to new therapeutic products and drug delivery); Director of the Company since 1984.

   ELMER A. STICCO (Class B director), age 71; Vice Chairman of the Company since 1986; Owner of E/S Investments (management and financial consulting) since 1985; President, Chief Executive Officer and Director, International Controls Corp. (engineering and manufacturing) from 1978 to 1985; Director of the Company since 1977.

   PETER MAYER (Class B director), age 52; President and Chief Executive Officer of the Company since August 1995; Director of the Company since August 1995.

   DAVID M. LANK (Class C director), age 58; Partner, Dorchester Investment Management (investment counsel) since prior to 1981; Director of the Company since 1972.

   JOHN MASEFIELD (Class C director), age 62; Chairman of the Board of Directors since 1972; President and Chief Executive Officer of the Company from 1972 to August 1995; Director of the Company since 1972.


         The Board of Directors of the Company has a Compensation and Stock Option Committee whose members are Messrs. Campbell, Lank and Sticco, an Audit Committee whose members are Messrs. Campbell, Haythe and Lank, a Nominating Committee whose members are Messrs. Haythe, Lank and Masefield, and an Acquisition Committee whose members are Messrs. Haythe, Masefield, Mayer and DeAngelo.

         The Compensation and Stock Option Committee determines the compensation arrangements for executive officers of the Company. The Compensation and Stock Option Committee also administers the Company's 1982 Stock Option Plan, 1992 Stock Option Plan and 1992 Supplemental Stock Option Plan, and will administer the Company's 1996 Long Term Incentive Plan and determines the persons who are eligible to receive options and other awards thereunder, the number of shares to be subject to each option or award and the other terms and conditions upon which options or awards under such plans are granted and made exercisable. The Compensation and Stock Option Committee also administers the Company's 1993 Employee Stock Purchase Plan, and reviews and approves employee benefit plans in which officers and employees are eligible to participate.

         The Audit Committee is authorized to recommend to the Board of Directors the engaging and discharging of the independent accountants, and to review with the independent accountants the plans for and the results of the auditing engagement, the scope and results of the Company's procedures for internal auditing, the independence of the accountants and the adequacy of the Company's system of internal accounting controls. The Nominating Committee is authorized to review, approve and recommend persons for election as directors and to fill management positions with the Company. The Acquisition Committee is authorized to identify and recommend possible acquisition candidates for the Company.

        The Nominating Committee will consider nominees for directors recommended by stockholders or others. There is no specified formal procedure for submitting such recommendations. Recommendations may be addressed to the Secretary, Isomedix Inc., 11 Apollo Drive, Whippany, New Jersey 07981.

        The Board of Directors met six times during the fiscal year ended December 31, 1995. Each of the Audit Committee, the Nominating Committee and the Acquisition Committee met one time during the fiscal year ended December 31, 1995. The Compensation and Stock Option Committee met six times during the fiscal year ended December 31, 1995. Each of the persons named above attended at least 75% of the meetings of the Board of Directors and meetings of any Committees of the Board on which such person served which were held during the time that such person served.

        The Company's Certificate of Incorporation contains a provision, authorized by Delaware law, which eliminates the personal liability of a director of the Company to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit.

EXECUTIVE COMPENSATION

        The following table sets forth information for the fiscal years ended December 31, 1995, 1994 and 1993 concerning the compensation of the Chief Executive Officer of the Company, and the four other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1995.


                           SUMMARY COMPENSATION TABLE

                                                                                          Long Term
                                                                                         Compensation
                                                           Annual Compensation              Awards
                                                        ------------------------         -------------          All Other
        Name and Principal             Fiscal            Salary            Bonus            Options          Compensation (1)
             Position                   Year               ($)              ($)               (#)                  ($)
  -----------------------------        ------           --------         -------         -------------       ----------------
  Peter Mayer                           1995            $ 69,780         $ 13,800           100,000              $    0
    President and Chief                 1994                -                -                   -                  -
    Executive Officer (2)               1993                -                -                   -                  -

  John Masefield                        1995             219,855          110,100          365,000(5)             1,279
    Chairman (3)                        1994             213,451          150,000                0                1,478
                                        1993             207,234          239,675          120,000                1,325

  Charles P. Truby                      1995             105,788          46,000             50,000                 0
    Executive Vice                      1994                -                -                 -                    -
    President and Chief                 1993                -                -                 -                    -
    Operating Officer (4)

                                                                                          Long Term
                                                                                         Compensation
                                                           Annual Compensation              Awards
                                                        ------------------------         -------------          All Other
        Name and Principal             Fiscal            Salary            Bonus            Options          Compensation (1)
             Position                   Year               ($)              ($)               (#)                  ($)
  -----------------------------        ------           --------         -------         -------------       ----------------

  George R. Dietz                       1995             128,660           25,760           31,500(5)             1,456
    Senior Vice President               1994             120,000           48,000                0                2,073
                                        1993             149,919           75,000            6,000                2,395

  Thomas J. DeAngelo                    1995             130,515           42,320           30,000(5)             1,358
    Vice President- Finance             1994             130,731           52,000                0                2,299
    and Administration,                 1993             116,923           61,695           18,000                1,839
    Secretary and
    Treasurer


(1) Includes contributions made by the Company on behalf of the executive officers to the Company's 401(k) Plan.

(2) Mr. Mayer became President and Chief Executive Officer of the Company in August 1995.

(3) Mr. Masefield also served as President and Chief Executive Officer of the Company until August 1995.

(4) Mr. Truby became Executive Vice President and Chief Operating Officer of the Company in March 1995.

(5) These options were granted in years prior to 1995 but were repriced in 1995. See the Ten Year Option Repricings table below.

          The following table sets forth the grants of stock options to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1995. The Table also includes options which were repriced during the fiscal year. The amounts shown for each of the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the exercise price of the options during the full terms of he options. No gain to the optionees is possible without an increase in stock price which will benefit all stockholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Securities and Exchange Commission regulations. Actual gains, if any, on option exercises and holdings of Common Stock are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                     OPTION GRANTS IN THE FISCAL YEAR ENDED
                               DECEMBER 31, 1995


                                                                                                         Potential Realizable
                                                                                                           Value at Assumed
                                                                                                        Annual Rates of Stock
                                                                                                        Price Appreciation for
                                          Individual Grants                                                 Option Term
                        ---------------------------------------------------------                       ---------------------
                                             % of Total
                                           Options Granted
                          Options          to Employees in        Exercise or           Expiration
Name                    Granted (#)          Fiscal Year        Base Price ($/Sh)          Date         5%($)         10% ($)
- ----                    -----------        ---------------      -----------------       ----------      -----         -------
Peter Mayer              100,000(1)            10.5%                $13.25                2005          835,000       2,107,000

John Masefield            65,000(2)             6.8                  12.75                2003          397,800         945,100
                          55,000(3)             5.8                  12.75                2002          287,650         666,050
                          95,000(4)            10.0                  12.75                2002          496,050       1,150,450
                         150,000(2)            15.8                  12.75                2002          784,500       1,816,500

Charles P. Truby          50,000(1)             5.25                 14.75                2005          464,500       1,172,500

George R. Dietz            6,000(2)             0.6                  12.75                2003           36,720          87,240
                          25,000(2)             2.6                  12.75                2002          130,750         302,750

Thomas J. DeAngelo        18,000(2)             1.9                  12.75                2003          110,160         261,720
                          12,000(2)             1.3                  12.75                2002           62,760         145,320

(1) These options become exercisable as to 20% of the number of shares covered thereby on each of the first five anniversaries of the date of grant.

(2) These options were granted prior to 1995 but were repriced in 1995. See the Ten Year Option Repricings table below.

(3) These options were granted prior to 1995 but were repriced in 1995. See the Ten Year Option Repricings table below. These options become exercisable on April 15, 2002, but will become exercisable prior to that date if at the time of exercise the market price for the Common Stock shall have equalled or exceeded $20.50 per share for at least twenty trading days subsequent to February 27, 1995.

(4) These options were granted prior to 1995 but were repriced in 1995. See the Ten Year Option Repricings table below. These options become exercisable on April 15, 2002, but will become exercisable prior to that date, as to 20% of the number of shares covered thereby on each of the first five anniversaries of the original date of grant, May 15, 1992, if at the time of exercise the market price for the Common Stock shall have equalled or exceeded $15.50 per share (as to 50,000 shares) and $18.00 per share (as to the balance of the shares) for at least twenty trading days subsequent to February 27, 1995.


          The following table sets forth the number and value of options and warrants held by the executive officers of the Company named in the Summary Compensation Table at December 31, 1995. None of such executive officers exercised options or warrants during the fiscal year ended December 31, 1995.


                   FISCAL YEAR END OPTION AND WARRANT VALUES

                                                                 Value of Unexercised
                               Number of Unexercised                  In-the-Money
                                Options and Warrants              Options and Warrants
                            at 1995 Fiscal Year End (#)      at 1995 Fiscal Year End ($)(1)
                            ---------------------------      ------------------------------

          Name              Exercisable     Unexercisable     Exercisable     Unexercisable
 ---------------------      -----------     -------------     -----------     -------------
 Peter Mayer                        0          100,000         $      0         $ 62,500
 John Masefield               234,900          150,000          447,811          243,750
 Charles P. Truby                   0           50,000                0               0
 George R. Dietz              126,000                0          655,651               0
 Thomas J. DeAngelo            49,200                0          145,206               0

(1) In-the-money options and warrants are those where the fair market value of the underlying Common Stock exceeds the exercise price of the option or warrant. The value of in-the-money options and warrants is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the option or warrant from the aggregate year-end value of the underlying Common Stock.

         During fiscal 1995, the Board of Directors authorized the repricing of certain stock options outstanding under the Company's Stock Option Plans whereby the exercise price of such options, ranging from $16.25 to $17.25 per share, was reduced to $12.75 per share, the market price of the Common Stock on the date of the Board's action. See the "Report of the Compensation and Stock Option Committee" below for a discussion of the repricing. In accordance with applicable Securities and Exchange Commission regulations, the following table sets forth information as to the repricing of all options held by each executive officer of the Company during the past ten fiscal years.

                           TEN-YEAR OPTION REPRICINGS

                                                                                                     Length of
                                                                                                      Original
                                                                                                    Option Term
                                                          Market Price      Exercise                 Remaining
                                             Number of     of Stock at      Price at                 at Date of
                                              Options        Time of        Time of         New      Repricing
                                            Repriced or   Repricing or    Repricing or   Exercise        or
 Name                  Date                   Amended       Amendment      Amendment       Price     Amendment
 ------------------    -----------------    -----------   -------------   ------------   --------   -----------
 Peter Mayer                 -                  -               -               -           -            -

 John Masefield        February 27, 1995      65,000          $12.75          $16.25      $12.75      8 years
                                              55,000           12.75           17.25       12.75      7 years
                                              95,000           12.75           17.25       12.75      7 years
                                             150,000           12.75           17.25       12.75      7 years
 Charles P. Truby            -                  -               -               -           -            -
 Thomas J. DeAngelo    February 27, 1995      18,000           12.75           16.25       12.75      8 years
                                              12,000           12.75           17.25       12.75      7 years
 George R. Dietz       February 27, 1995       6,000           12.75           16.25       12.75      8 years
                                              25,000           12.75           17.25       12.75      7 years



     The Company maintains a Retirement Plan (the "Retirement Plan") which covers its salaried and hourly employees who have completed one year of service and attained the age of 21. The Retirement Plan is a defined benefit plan qualified under the Internal Revenue Code of 1986, as amended (the "Code").

     The Retirement Plan provides an employee retiring at age 65 with 25 years of plan participation with a pension beginning at age 65 in an annual amount equal to 50% of his average compensation during the five consecutive plan years in which he received the highest average compensation (the "Average Plan Compensation"). A participant retiring with less than 25 years of service will receive a reduced pension. An employee's interest in his retirement benefit under the Retirement Plan vests over a period of years. An employee's annual retirement benefit under the Retirement Plan is offset by 50% of his estimated Social Security benefits.

     Compensation taken into account in determining benefits under the Retirement Plan includes salary, bonuses, overtime, commissions and salary deferrals under the Company's Savings and Protection (401(k)) Plan. In the case of executive officers of the Company named in the Summary Compensation Table, compensation covered by the Retirement Plan includes the salary and bonus reflected in the Summary

Compensation Table, but not more than $150,000 for 1995, $150,000 for 1994 and $235,840 for 1993. At December 31, 1995, for purposes of determining benefits under the Retirement Plan, each of Messrs. Masefield, Dietz and DeAngelo had fourteen years of plan participation.

     The following table shows the estimated annual retirement benefit in the form of a life annuity under the Retirement Plan for employees (including officers and directors) retiring at age 65 whose Average Plan Compensation and years of participation would be in the categories shown. The amounts shown in the table do not reflect the amount of offset for Social Security benefits, which cannot be ascertained at this time.

                               PENSION PLAN TABLE

 Remuneration                                        Years of Service
- -------------              ---------------------------------------------------------------
                              11                  15                 20               25
 $ 25,000                  $ 5,500             $ 7,500            $10,000         $ 12,500

   50,000                   11,000              15,000             20,000           25,000

  100,000                   22,000              30,000             40,000           50,000

  150,000                   33,000              45,000             60,000           75,000

  200,000                   44,000              60,000             80,000          100,000


COMPENSATION OF DIRECTORS

     The Company pays its directors an annual fee of $10,000, a fee of $500 for attending each meeting of the Board of Directors of the Company and a fee of $300 for attending each Committee meeting.

     The Company has a consulting agreement with Elmer A. Sticco, a Class B director of the Company, under which Mr. Sticco provides certain financial and management advisory services to the Company for an annual consulting fee of $16,000. The agreement expires on December 31, 1999.

     Directors of the Company are eligible to receive stock options under the Company's Stock Option Plans. Directors of the Company also participate in the special bonus plan for directors and senior officers of the Company. The purpose of the plan is to compensate participants for a portion of the additional income tax, attributable to Federal income tax rate increases enacted in 1993, payable by participants with respect to long-term compensation awards, such as stock options and warrants for Common Stock of the Company. No bonuses were paid under the special bonus plan during the fiscal year ended December 31, 1995.

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement effective as of August 21, 1995 with Peter Mayer, the President and Chief Executive Officer of the Company, at an annual salary of $200,000, subject to increases at the discretion of the Board of Directors. The agreement provides Mr. Mayer with an annual bonus opportunity of up to 68% of his annual salary. The agreement provides for an initial term of one year, with automatic one-year extensions (subject to two months' notice of non-extension). The agreement also provides for payment of 12 months' salary upon termination by the Company of Mr. Mayer's employment for reasons other than for cause.

     The Company has entered into an employment agreement effective as of March 27, 1995 with Charles P. Truby, the Executive Vice President and Chief Operating Officer of the Company, at an annual salary of $140,000, subject to increases at the discretion of the Board of Directors. The agreement provides for an initial term of one year, with automatic one-year extensions (subject to two months' notice of non-extension). The agreement provides Mr. Truby with an annual bonus opportunity of up to 60% of his annual salary. The agreement also provides for payment of 12 months' salary upon the termination by the Company of Mr. Truby's employment for reasons other than for cause and for payment of two years' salary upon Mr. Truby's voluntary termination within one year following certain change of control events involving the Company.

     The Company has entered into employment agreements effective as of February 1, 1988, with each of John Masefield--Chairman, George R. Dietz--Senior Vice President, and Thomas J. DeAngelo--Vice President--Finance and Administration, at current annual salaries of $242,050, $95,000 and $138,750, respectively, subject to increases at the discretion of the Board of Directors. These agreements provide for an initial term of three years, with automatic one-year extensions (subject to two months' notice of non-extension). These agreements were automatically renewed for a one-year term on February 1, 1996. Each of these agreements also provides for payment of three years' annual salary upon termination by the Company of the employee's employment for reasons other than for cause or upon the employee's voluntary termination within one year following certain change of control events involving the Company.

     In order to retain and secure for itself the services of John Masefield, the Company has entered into a new employment agreement with Mr. Masefield. The agreement is for a term of seven years commencing as of April 1, 1996. Under the agreement, Mr. Masefield will perform executive, administrative and consultative services for the Company for not less than fifteen business days per quarter. The agreement provides for an annual salary of $250,000 and for bonus payments for exceptional contributions to the Company as determined by the Board of Directors. The agreement provides for payment of the aggregate salary payable through the expiration of the term of the agreement upon termination by the Company of Mr. Masefield's employment for reasons other than for cause or upon Mr. Masefield's voluntary termination within one year following certain change of control events involving the Company, and provides for continued payment of salary through the expiration of the term, but not more than three years, to Mr. Masefield's beneficiaries in the event of his death prior to the expiration of the term.

COMPENSATION AND STOCK OPTION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Stock Option Committee of the Board of Directors consists of H. Stuart Campbell, David M. Lank and Elmer A. Sticco, all of whom are independent directors of the Company.

SECTION 16(a) REPORTING REQUIREMENTS

     Under Section 16(a) of the Securities Exchange Act of 1934, directors and executive officers of the Company, and persons who own more than ten percent of the Common Stock, are required to file reports concerning their beneficial ownership of securities of the Company with the Securities and Exchange Commission. Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and confirmations that no other reports were required during the fiscal year ended December 31, 1995, its directors, executive officers and greater than ten percent stockholders complied with all
Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Thomas M. Haythe, a Class A director of the Company, is a partner in the New York City law firm of Haythe & Curley, which firm has acted as legal counsel to the Company for many years. It is expected that Haythe & Curley will continue to render legal services to the Company in the future.

PERFORMANCE GRAPH

     The following performance graph compares the cumulative total shareholder return on the Company's Common Stock to the S&P 500 Index and to the S&P Midcap 400 Index for the Company's last five fiscal years. The S&P Midcap 400 Index is included in the graph because of the absence of an appropriate published industry or line of business index and the absence of public information with respect to other companies in the contract sterilization business. The graph assumes that $100 was invested in the Company's Common Stock and each Index on December 31, 1990 and that all dividends were reinvested.

                       FIVE YEAR CUMULATIVE TOTAL RETURN
                                COMPARISON GRAPH

- ------------------------------------------------------------------------------------------------------
                          1990            1991           1992          1993          1994        1995
- ------------------------------------------------------------------------------------------------------
ISOMEDIX Inc.            $100.00        $202.11        $229.47       $160.00       $132.63     $121.05
- ------------------------------------------------------------------------------------------------------
S&P Midcap 400           $100.00        $150.10        $168.01       $190.85       $184.01     $236.74
- ------------------------------------------------------------------------------------------------------
S&P 500                  $100.00        $130.48        $140.46       $154.62       $156.66     $215.54
- ------------------------------------------------------------------------------------------------------


REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

                 The Compensation and Stock Option Committee of the Board of Directors (the "Committee") determines the compensation arrangements for executive officers of the Company. In formulating the Company's executive compensation program, the Committee seeks to provide competitive levels of compensation which will assist the Company in attracting and retaining qualified executives, reward individual initiative and achievement and integrate executive pay with the interests of the Company's stockholders in achieving the Company's annual and long-term performance goals.

                 The compensation program for the Company's executives consists of base salary, an annual incentive bonus plan, a special bonus plan and stock options. The Company's salary levels are intended to be consistent with competitive requirements and levels of responsibility. Salary levels are largely determined through comparisons with companies of similar size and complexity. Salary adjustments, which are normally made annually, are determined by monitoring the competitive market place, the overall financial performance of the Company, the performance of the individual executive and any increased responsibilities assumed by the executive.

                 On the basis of the foregoing factors, the Committee established a 1995 salary of $219,855 for Mr. Masefield, who served as Chief Executive Officer of the

Company until August 1995 and who continues in a full time executive capacity as Chairman of the Company. For Mr. Mayer, who became Chief Executive Officer of the Company in August 1995, the Company established an annual salary of $200,000, based on the foregoing factors.

                 Awards under the annual incentive bonus plan are based upon a combination of the level of achievement by the Company of its annual financial plan as approved by the Board of Directors and achievement by executives of individual objectives. The financial plan focuses on achievement of certain levels of revenues and pre-tax income, which the Committee believes are primary determinants of share price over time. The financial plan is established at the beginning of each fiscal year by the Board of Directors after consultation with management. Threshold and maximum levels of revenues and pre-tax income are established around the target in order to create a range of pre-tax income that will be used to measure the potential award opportunity for each executive under the annual incentive bonus plan. A target bonus opportunity equal to a percentage of annual salary is established for each executive based on his level of responsibility, potential contribution to the success of the Company and competitive considerations. Awards for senior executives are more highly dependent on achievement of Company goals than are awards to lower-level executives. To determine the actual award to an executive, a year-end assessment is made of the executive's individual performance including contributions in specific areas such as leadership, sound decision making, financial and general management, creativity and achievement of assigned projects. This individual assessment, combined with the Company's financial results, insures that individual awards reflect an executive's specific contribution to the success of the Company. In 1995 the executive officers of the Company received the following bonuses under the annual incentive bonus plan: Mr. Masefield -$110,100; Mr. Mayer -$13,800; Mr. Dietz - $25,760; Mr.
DeAngelo - $42,320 and Mr. Truby - $46,000.

                 The Company periodically grants stock options to its executive officers and other key employees. Stock option grants are intended to provide the Company's executives and other key employees with a significant incentive to work to maximize stockholder value. The Committee strongly believes that by providing its executives and key employees who have substantial responsibility for the management and growth of the Company with an opportunity to profit from increases in the value of the Company's stock, the interests of the Company's stockholders and executives will be most closely aligned. The number of options granted to executive officers is based on individual performance and level of responsibility and must be sufficient in size to provide a strong incentive for executives to work for the long term business interests of the Company.

                 In the 1993 fiscal year the Company established a special bonus plan for directors and senior officers of the Company. The purpose of the plan is to compensate participants for a portion of the additional income tax, attributable to Federal income tax rate increases enacted in 1993, payable by participants with respect to long-term compensation awards, such as stock options and warrants for Common Stock of the

Company. Bonuses under the plan are awarded in the discretion of the Committee and the Board of Directors. No bonuses were paid under the special bonus plan during the 1995 fiscal year.

                 During fiscal 1995, the Board of Directors authorized and the Committee approved the amendment of certain stock options outstanding under the Company's Stock Option Plans, whereby the exercise price of such stock options, ranging from $16.25 to $17.25 per share, was reduced to $12.75 per share, the market price of the Common Stock on the date of the Board's action. The purpose of the amendment was to restore the intended incentive of the stock option element of the Company's compensation program for its executives and other key personnel. In the opinion of the Committee, the amendment provides the Company's executives with a financial opportunity consistent with the returns expected to be generated by them on behalf of the Company's stockholders.

                 Section 162(m) of the Code, which became effective January 1, 1994, limits the deductibility of compensation exceeding $1 million to each of the Company's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation meeting the requirements promulgated by the Internal Revenue Service under Section 162(m) will not be subject to the deduction limit. The Company intends to qualify its executive compensation arrangements to comply with such requirements.


                 The Committee believes that the compensation program for executives of the Company is competitive with the compensation programs provided by other companies with which the Company competes for executive talent and by other companies of similar size in similar industries. The Committee believes that amounts paid under the incentive and special bonus plans are appropriately related to Company and individual performance, yielding awards which are directly linked to the annual and longer term financial results of the Company. The Committee also believes that the stock option program provides opportunities to executives that are consistent with the returns that are generated on behalf of the Company's stockholders.


                                             THE COMPENSATION AND STOCK OPTION
                                             COMMITTEE OF THE BOARD OF DIRECTORS

                                                   H. Stuart Campbell
                                                   David M. Lank
                                                   Elmer A. Sticco

                       II.  APPROVAL OF THE ISOMEDIX INC.
                         1996 LONG TERM INCENTIVE PLAN

                 The Board of Directors of the Company believes that attracting and retaining key employees and directors of high quality is essential to the Company's growth and success. The Board of Directors also believes that important advantages to the Company are gained by a comprehensive compensation program which includes different types of incentives for motivating such individuals and rewards for outstanding service. In this regard, stock options and other stock-related awards have been and will continue to be an important element of the Company's compensation program because such awards enable employees and directors to acquire or increase their proprietary interest in the Company, thereby promoting a close identity of interests between such individuals and the Company's stockholders. Such awards also provide to employees and directors an increased incentive to expend their maximum efforts for the success of the Company's business.

                 Stock options have been granted by the Company under its 1982 Stock Option Plan, 1992 Stock Option Plan and 1992 Supplemental Stock Option Plan. The authority to grant options under the 1982 Stock Option Plan expired in 1992, and only a limited number of shares remain available for stock option grants under the 1992 Plans. Stock option grants have been an important aspect of the Company's compensation program in attracting and retaining senior executives and other key personnel. The Board of Directors believes that it is in the interests of the Company and its stockholders that the ability of the Company to grant stock options and other stock-based awards be continued.

                  Accordingly, on February 23, 1996 the Board of Directors adopted, subject to shareholder approval at the Meeting, the Isomedix Inc.
1996 Long Term Incentive Plan (the "Incentive Plan"). In authorizing grants of a range of awards, including options, stock appreciation rights ("SARs"), restricted stock, performance awards and other stock-based awards, the Incentive Plan is intended to give the Company greater flexibility to respond to rapidly changing business, economic and regulatory requirements and conditions. In addition, such flexibility will enhance the ability of the Company to closely link compensation to performance. The Incentive Plan will not become effective unless approved by the holders of a majority of the shares of Common Stock present or represented and voting thereon at the Meeting. The text of the Incentive Plan is set forth in Exhibit A hereto.

                 The following discussion of the material features of the Incentive Plan is qualified by reference to the text of the Incentive Plan set forth in Exhibit A hereto.

                 Shares Subject to the Plan. Under the Incentive Plan, 350,000 shares of Common Stock will be available for issuance of awards. Shares distributed under the Incentive Plan may be either newly issued shares or treasury shares. If any shares subject to an Incentive Plan award are forfeited or the award is settled in cash or otherwise terminates without a distribution of shares, the shares subject to such award will again be available for awards under the Incentive Plan. Thus, for example, if an award is voluntarily surrendered in exchange for a new award, the shares that were subject to the surrendered award would be available for the new award (or other awards) under the Incentive Plan. The maximum number of shares of Common Stock which may be granted to any individual under the Incentive Plan in any one-year period shall not exceed 100,000 shares, subject to the adjustments described in the next paragraph.

                 The Incentive Plan provides that, in the event of changes in the corporate structure of the Company affecting the Common Stock, the Compensation and Stock Option Committee (the "Stock Option Committee") may adjust (i) the number and kind of shares which may be issued in connection with awards, (ii) the number and kind of shares issued or issuable in respect of outstanding awards, and (iii) the exercise price, grant price, or purchase price relating to any award, and the Stock Option Committee may also provide for cash payments relating to awards. The Stock Option Committee may also adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations or accounting principles. The Incentive Plan provides that, in connection with any merger or consolidation in which the Company is not the surviving corporation or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all outstanding options under the Incentive Plan will become exercisable in full on and after (i) 15 days prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be.

                 Eligibility. Any employee, including any officer or employee-director, of the Company and its subsidiaries or affiliated companies is eligible to receive awards under the Incentive Plan. Directors of the Company who are not employees are eligible for grants of stock options under the Incentive Plan.

                 Administration. The Incentive Plan will be administered by the Stock Option Committee of the Board of Directors. Subject to the terms and conditions of the Incentive Plan, the Stock Option Committee is authorized to designate participants who are employees, directors or consultants of the Company and its subsidiaries and affiliated companies, determine the type and number of awards to be granted, set terms and conditions of such awards, prescribe forms of award agreements, interpret the Incentive Plan, specify rules and regulations relating to the Incentive Plan, and make all other determinations which may be necessary or advisable for the administration of the Incentive Plan.

                 The Incentive Plan provides that in the event that any member of the Stock Option Committee is not a "disinterested person" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as in effect at April 30, 1991, the maximum number of shares of Common Stock which may be subject to options granted to all directors is 250,000 and the maximum number of shares of Common Stock which may be subject to options granted to each director is 100,000.

                 Stock Options and SARs. The Stock Option Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and nonqualified stock options, and also to grant SARs entitling the participant to receive the excess of the fair market value of a share on the date of exercise or other specified date over the grant price of the SAR. The exercise price per share of Common Stock subject to an option and the grant price of an SAR is determined by the Stock Option Committee, provided that the exercise price may not be less than the fair market value of the Common Stock on the date of grant. The term of each such option or SAR, the times at which each such option or SAR shall be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment, generally will be fixed by the Stock Option Committee, except no ISO or SAR relating thereto will have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, or in stock, outstanding awards or other property (including notes or obligations to make payment on a deferred basis, such as through "cashless exercises") having a fair market value equal to the exercise price, as the Stock Option Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs will be determined by the Stock Option Committee.

                 Restricted Stock. The Incentive Plan also authorizes the Stock Option Committee to grant restricted stock. Restricted stock is an award of shares which may not be disposed of by participants and which may be forfeited in the event of certain terminations of employment prior to the end of a restriction period established by the Stock Option Committee. Such an award would entitle the participant to all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Stock Option Committee.

                 Performance Awards. The Incentive Plan also authorizes the Stock Option Committee to grant to eligible employees performance awards. A performance award is an award which consists of a right (i) denominated or payable in cash, Common Stock, other securities or other property (including, without limitation, restricted securities), and (ii) which shall confer on the holder thereof rights valued as determined by the Stock Option Committee and payable to, or exercisable by, the holder of the performance award upon the achievement of such performance goals during such performance periods as the Stock Option Committee shall establish. Subject to the terms of the Incentive Plan and any applicable award agreement, performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted and the amount of any payment or transfer to be made pursuant to any performance award will be determined by the Stock Option Committee and by the other terms and conditions of any performance award.

                 Other Stock-Based Awards. In order to enable the Company to respond to business, economic and regulatory developments, and to trends in executive compensation practices, the Incentive Plan authorizes the Stock Option Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Common Stock. The Stock Option Committee determines the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding, and forfeiture conditions and restrictions on awards.

                 Other Terms of Awards. The flexible terms of the Incentive Plan will permit the Stock Option Committee to impose performance conditions with respect to any award. Such conditions may require that an award be forfeited, in whole or in part, if performance objectives are not met, or require that the time of exercisability or settlement of an award be linked to achievement of performance conditions.

                 No awards may be granted under the Incentive Plan after December 31, 2005.

                 Awards may be settled in cash, stock, other awards or other property, in the discretion of the Stock Option Committee. The Stock Option Committee may condition the payment of an award on the withholding of taxes and may provide that a portion of the Common Stock or other property to be distributed will be withheld (or previously acquired Common Stock or other property surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the Incentive Plan may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution to a guardian or legal representative designated to exercise such person's rights and receive distributions under the Incentive Plan upon such person's death, or otherwise if permitted under Rule 16b-3 and by the Stock Option Committee.

                  The Stock Option Committee may, however, grant awards alone or in addition to, in tandem with or in substitution for any other award under the Incentive Plan, other awards under other Company plans, or other rights to payment from the Company. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times. If an award is granted in substitution for another award, the participant must surrender such other award in consideration for the grant of the new award.

                 The Board may amend, modify or terminate the Incentive Plan at any time provided that, unless required by law, (i) the number of shares of Common Stock available under the Incentive Plan may not be amended without shareholder approval (subject to certain provisions relating to adjustment as discussed above) and (ii) no amendment or termination of the Incentive Plan may, without a participant's consent, adversely affect any rights already accrued under the Incentive Plan by the participant. In addition, no amendment or modification shall, unless previously approved by the shareholders (where such approval is necessary to satisfy then applicable requirements of federal securities laws, the Internal Revenue Code of 1986, as amended (the "Code"), or rules of any stock exchange on which the Common Stock is listed) (i) in any manner affect the eligibility requirements of the Incentive Plan, (ii) increase the number of shares of Common Stock subject to any option, (iii) change the purchase price of the shares of Common Stock subject to any option, (iv) extend the period during which awards may be granted under the Incentive Plan, or (v) materially increase the benefits to participants under the Incentive Plan.

                 Unless earlier terminated by the Board of Directors, the Incentive Plan will terminate when no shares remain available for issuance and the Company has no further obligation with respect to any outstanding award.

                 Federal Income Tax Implications of the Plan. The following description summarizes the material federal income tax consequences arising with respect to the issuance and exercise of awards granted under the Incentive Plan. The grant of an option or SAR (including a stock-based award in the nature of a purchase right) will create no tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and the Company will receive no deduction at that time. Upon exercising an option other than an ISO (including a stock-based award in the nature of a purchase right), the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable Common Stock acquired on the date of exercise, and upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable Common Stock received. In each case, the Company will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

                 A participant's disposition of shares acquired upon the exercise of an option, SAR or other stock-based award in the nature of a purchase right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (or the exercise price of the option in the case of shares acquired by exercise of an ISO and held for the applicable ISO holding periods). Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option or other award, except that the Company will be entitled to a deduction (and the participant will recognize ordinary taxable income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

                 With respect to other awards granted under the Incentive Plan that may be settled either in cash or in Common Stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of Common Stock or other property received. The Company will be entitled to a deduction for the same amount. With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect under Section 83(b) of the Code to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. Such election must be made and filed with the Internal Revenue Service within thirty days of the receipt of the shares or other property.

                 Section 162(m) of the Code limits deductibility of certain compensation for each of the Chief Executive Officer of the Company and the additional four executive officers who are highest paid and employed at year end to $1 million per year, effective for tax years beginning on or after January 1, 1994. The Company anticipates that action will be taken with respect to awards under the Incentive Plan to ensure deductibility.

                 The Stock Option Committee may condition the payment of an award on the withholding of taxes and may provide that a portion of the stock or other property to be distributed will be withheld (or previously acquired stock or other property surrendered by the participant) to satisfy withholding and other tax obligations.

                 The foregoing summarizes the material federal income tax consequences arising with respect to the issuance and exercise of awards granted under the Incentive Plan. Different tax rules may apply with respect to participants who are subject to Section 16 of the Exchange Act, when they acquire stock in a transaction deemed to be a nonexempt purchase under that statute or within six months of an exempt grant of a derivative security under the Incentive Plan. This summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

                 The Board of Directors recommends that the Company's shareholders vote FOR approval of the Incentive Plan. It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of such approval unless otherwise instructed in such Proxy.

                        III.  RATIFICATION OF SELECTION
                           OF INDEPENDENT ACCOUNTANTS

                 The Board of Directors of the Company has selected Coopers & Lybrand L.L.P. to serve as independent accountants for the Company for the fiscal year ending December 31, 1996. The Board of Directors considers Coopers & Lybrand L.L.P. to be eminently qualified.

                 Although it is not required to do so, the Board of Directors is submitting its selection of Coopers & Lybrand L.L.P. for ratification at the Meeting, in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

                 The Board of Directors recommends that stockholders vote FOR ratification of the selection of Coopers & Lybrand L.L.P. to examine the financial statements of the Company for the Company's fiscal year ending December 31, 1996. It is the intention of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented thereby in favor of such ratification unless otherwise instructed in such Proxy.

                 A representative of Coopers & Lybrand L.L.P. will be present at the Meeting, with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

                               IV.  OTHER MATTERS

                 The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

MISCELLANEOUS

                 If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted FOR the nominees proposed by the Board of Directors in the election of directors and FOR the ratification of the Board of Directors' selection of independent accountants for the Company. Any Proxy may be revoked at any time before it is exercised. The casting of a ballot at the Meeting by a stockholder who may theretofore have given a Proxy or the subsequent delivery of a Proxy will have the effect of revoking the initial Proxy.

                 All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company and its subsidiaries personally, by mail or by telephone, telecopier or telegraph, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals. The Company has also engaged Corporate Investor Communications, Inc. to assist in the solicitation and tabulation of Proxies. The Company estimates that Corporate Investor Communications, Inc. will receive a fee of approximately $2,500 in connection with these services.

                 It is important that Proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

STOCKHOLDER PROPOSALS

                 Stockholder proposals intended to be presented at the 1997 Annual Meeting of Stockholders of the Company must be received by the Company by November 30, 1996 in order to be considered for inclusion in the Company's Proxy Statement relating to such Meeting.

                                         THOMAS J. DEANGELO, SECRETARY

WHIPPANY, NEW JERSEY
MARCH 29, 1996

                                                                       EXHIBIT A
                                 ISOMEDIX INC.
                         1996 LONG TERM INCENTIVE PLAN



                 SECTION 1. Purpose. The purposes of this Isomedix Inc. 1996 Long Term Incentive Plan (the "Plan") are to encourage selected employees, officers, directors and consultants of, and other individuals providing services to, Isomedix Inc. (together with any successor thereto, the "Company") and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

                 SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

                 "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

                 "Award" shall mean any Option, Stock Appreciation Right, Restricted Security, Performance Award, or Other Stock-Based Award granted under the Plan.

                 "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

                 "Board" shall mean the Board of Directors of the Company.

                 "Cause", as used in connection with the termination of a Participant's employment, shall mean (i) with respect to any Participant employed under a written employment agreement with the Company or an Affiliate of the Company which agreement includes a definition of "cause," "cause" as defined in such agreement or, if such agreement contains no such definition, a material breach by the Participant of such agreement, or (ii) with respect to any other Participant, the failure to perform adequately in carrying out such Participant's employment responsibilities, including any directives from the Board, or engaging in such behavior in his personal or business life as to lead the Committee in its reasonable judgment to determine that it is in the best interests of the Company to terminate his employment.

                 "Common Stock" shall mean the common stock of the Company, $.01 par value.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

                 "Committee" shall mean the Compensation and Stock Option Committee or any other committee of the Board designated by the Board to administer the Plan and composed of not less than three outside directors, as described in Section 162(m) of the Code, each of whom, to the extent necessary to comply with Rule 16b-3 only, is a "disinterested person" within the meaning of Rule 16b-3 as in effect at April 30, 1991.

                 "Common Shares" shall mean any or all, as applicable, of the Common Stock and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under
Section 4(b) of the Plan and any other securities of the Company or any Affiliate or any successor that may be so designated by the Committee.

                 "Employee" shall mean any employee of the Company or of any Affiliate.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 "Fair Market Value" shall mean (A) with respect to any property other than the Common Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee; and (B) with respect to the Common Shares, the last sale price regular way on the date of reference, or, in case no sale takes place on such date, the average of the high bid and low asked prices, in either case on the principal national securities exchange on which the Common Shares are listed or admitted to trading, or if the Common Shares are not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or the average of the closing high bid and low asked prices in the over-the-counter market reported on NASDAQ on such date, whichever is applicable, or if there are no such prices reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the Fair Market Value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee.

                 "Good Reason", as used in connection with the termination of a Participant's employment, shall mean (i) with respect to any Participant employed under a written employment agreement with the Company or an Affiliate of the Company, "good reason" as defined in such written agreement or, if such agreement contains no such definition, a material breach by the Company of such agreement, or (ii) with respect to any other Participant, a failure by the Company to pay such Participant any amount otherwise vested and due and a continuation of such failure for 30 business days following notice to the Company thereof.

                 "Incentive Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

                 "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option. Any stock option granted by the Committee which is not designated an Incentive Stock Option shall be deemed a Non-Qualified Stock Option.

                 "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

                 "Other Stock-Based Award" shall mean any right granted under
Section 6(e) of the Plan.

                 "Participant" shall mean any individual granted an Award under the Plan.

                 "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

                 "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

                 "Released Securities" shall mean securities that were Restricted Securities but with respect to which all applicable restrictions have expired, lapsed or been waived in accordance with the terms of the Plan or the applicable Award Agreement.

                 "Restricted Securities" shall mean any Common Shares granted under Section 6(c) of the Plan, any right granted under Section 6(c) of the Plan that is denominated in Common Shares or any other Award under which issued and outstanding Common Shares are held subject to certain restrictions.

                 "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

                 "Securities Act" shall mean the Securities Act of 1933, as amended.

                 "Stock Appreciation Right" shall mean any right granted under
Section 6(b) of the Plan.

                 SECTION 3. Administration. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee or other individual under the Plan; (iii) determine the number and classification of Common Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award;
(v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine requirements for the vesting of Awards or performance criteria to be achieved in order for Awards to vest; (vii) determine whether, to what extent and under what circumstances cash, Common Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee. Notwithstanding the foregoing, the maximum number of Awards which may be granted to any one Participant under this Plan in any one-year period shall not exceed 100,000 Common Shares, subject to the adjustments provided in
Section 4(b) hereof and no Awards under this Plan shall be granted after December 31, 2005.

                 SECTION 4.  Common Shares Available for Awards.

                 (a) Common Shares Available. Subject to adjustment as provided in Section 4(b):

                      (i) Calculation of Number of Common Shares Available. The number of Common Shares available for granting Awards under the Plan shall be 350,000, any or all of which may be or may be based on Common Stock, any other security which becomes the subject of Awards, or any combination thereof. Initially 350,000 shares of Common Stock shall be reserved for Awards hereunder. Further, if, after the effective date of the Plan, any Common Shares covered by an Award granted under the Plan or to which such an Award relates, are forfeited, or if an Award otherwise terminates or is canceled without the delivery of Shares or of other consideration, then the Common Shares covered by such Award or to which such Award relates, or the number of Common Shares otherwise counted against the aggregate number of Common Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, termination or cancellation, shall again be, or shall become, available for granting Awards under the Plan.

                      (ii)        Accounting for Awards.  For purposes of this
         Section 4,

                          (A) if an Award is denominated in or based upon Common Shares, the number of Common Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Common Shares available for granting Awards under the Plan and against the maximum number of Awards available to any Participant; and

                          (B) Awards not denominated in Common Shares may be counted against the aggregate number of Common Shares available for granting Awards under the Plan and against the maximum number of Awards available to any participant in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan;

         provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Common Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall, in the case of Awards granted to Participants who are officers or directors of the Company for purposes of Section 16 of the Exchange Act, be counted against the Common Shares available for granting Awards under the Plan.

                    (iii) Sources of Common Shares Deliverable Under Awards. Any Common Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Shares or of treasury Common Shares.

                 (b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, or other similar corporate transaction or event affects the Common Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Common Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and kind of Common Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding

Award; provided, however, that the number of Common Shares subject to any Award denominated in Common Shares shall always be a whole number.

                 In connection with any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all outstanding Options under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding Options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. The provisions of the foregoing sentence shall apply to any outstanding Options which are Incentive Stock Options to the extent permitted by Section 422(d) of the Code and such outstanding Options in excess thereof shall, immediately upon the occurrence of the event described in clause (i) or (ii) of the foregoing sentence, be treated for all purposes of the Plan as Non-Qualified Stock Options and shall be immediately exercisable as such as provided in the foregoing sentence.

                 SECTION 5. Eligibility. Any Employee, including any officer or employee-director of the Company or of any Affiliate, and any consultant of, or other individual providing services to, the Company or any Affiliate shall be eligible to be designated a Participant. A non-employee director shall be eligible to receive Non-Qualified Stock Options under the Plan.

                 SECTION 6.  Awards.

                 (a) Options. The Committee is hereby authorized to grant to eligible individuals options to purchase Common Shares (each, an "Option") which shall contain the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

                      (i) Exercise Price. The purchase price per Common Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant of such Option, or such other price as required under Subsection 6(a)(iv) hereof.

                      (ii) Time and Method of Exercise. Subject to the terms of Section 6(a)(iii), the Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (including, without limitation, cash, Common Shares, outstanding Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

                    (iii) Exercisability Upon Death, Retirement and Termination of Employment. Subject to the condition that no Option may be exercised in whole or in part after the expiration of the Option period specified in the applicable Award Agreement:

                          (A) Subject to the terms of paragraph (D) below, upon the death of a Participant while employed or within 3 months of retirement or disability as defined in paragraph (B) below, the Person or Persons to whom such Participant's rights with respect to any Option held by such Participant are transferred by will or the laws of descent and distribution may, prior to the expiration of the earlier of: (1) the outside exercise date determined by the Committee at the time of granting the Option, or (2) nine months after such Participant's death, purchase any or all of the Common Shares with respect to which such Participant was entitled to exercise such Option immediately prior to such Participant's death, and any Options not so exercisable will lapse on the date of such Participant's death;

                          (B) Subject to the terms of paragraph (D) below, upon termination of a Participant's employment with the Company (x) as a result of retirement pursuant to a retirement plan of the Company or an Affiliate or disability (as determined by the Committee) of such Participant, (y) by the Company other than for Cause, or (z) by the Participant with Good Reason, such Participant may, prior to the expiration of the earlier of: (1) the outside exercise date determined by the Committee at the time of granting the Option, or (2) three months after the date of such termination, purchase any or all of the Common Shares with respect to which such Participant was entitled to exercise any Options immediately prior to such termination, and any Options not so exercisable will lapse on such date of termination;

                          (C) Subject to the terms of paragraph (D) below, upon termination of a Participant's employment with the Company under any circumstances not described in paragraphs
                 (A) or (B) above, such Participant's Options shall be canceled to the extent not theretofore exercised;

                          (D) Upon (i) the death of the Participant, or (ii) termination of the Participant's employment with the Company
                 (x) by the Company other than for Cause (y) by the Participant with Good Reason or (z) as a result of retirement or disability as defined in paragraph (B) above, the Company shall have the right to cancel all of the Options such Participant was entitled to exercise at the time of such death or termination (subject to the terms of paragraphs (A) or (B) above) for a payment in cash equal to the excess, if any, of the Fair Market Value of one Common Share on the date of death or termination over the exercise price of such Option for one Common Share times the number of Common Shares subject to the Option and exercisable at the time of such death or termination; and

                          (E) Upon expiration of the respective periods set forth in each of paragraphs (A) through (C) above, the Options of a Participant who has died or whose employment has been terminated shall be canceled to the extent not theretofore canceled or exercised.

                          (F) For purposes of paragraphs (A) through (D) above, the period of service of an individual as a director or consultant of the Company or an Affiliate shall be deemed the period of employment.

                      (iv) Incentive Stock Options. The following provisions shall apply only to Incentive Stock Options granted under the Plan:

                          (A) No Incentive Stock Option shall be granted to any eligible Employee who, at the time such Option is granted, owns securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Affiliate, except that such an Option may be granted to such an Employee if at the time the Option is granted the option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Shares (determined in accordance with Section 2) subject to the Option, and the Option by its terms is not exercisable after the expiration of five (5) years from the date the Option is granted; and

                          (B) To the extent that the aggregate Fair Market Value of the Common Shares with respect to which Incentive Stock Options (without regard to this subsection) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. This subsection shall be applied by taking Options into account in the order in which they were granted. If some but not all Options granted on any one day are subject to this subsection, then such Options shall be apportioned between Incentive Stock Option and Non-Qualified Stock Option treatment in such manner as the Committee shall determine. For purposes of this subsection, the Fair Market Value of any Common Shares shall be determined, in accordance with Section 2, as of the date the Option with respect to such Common Shares is granted.

                      (v) Terms and Conditions of Options Granted to Directors. Notwithstanding any provision contained in the Plan to the contrary, during any period when any member of the Committee shall not be a "disinterested person" as defined in Rule 16b-3, as such Rule was in effect at April 30, 1991, then, the terms and conditions of Options granted under the Plan to any director of the Company during such period shall be as follows:

                          (A) The price at which each Common Share subject to an option may be purchased shall, subject to any adjustments which may be made pursuant to Section 4, in no event be less than the Fair Market Value of a Common Share on the date of grant, and provided further that in the event the option is intended to be an Incentive Stock Option and the optionee owns on the date of grant securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Affiliate, the price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per Common Share on the date of grant.

                          (B) The Option may be exercised to purchase Common Shares covered by the Option not sooner than six (6) months following the date of grant. The Option shall terminate and no Common Shares may be purchased thereunder more than ten
                 (10) years after the date of grant, provided that if the Option is intended to be an Incentive Stock Option and the Optionee owns on the date of grant securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Affiliate, the Option shall terminate and no Common Shares may be purchased thereunder more than five (5) years after the date of grant.

                          (C) The maximum number of Common Shares which may be subject to options granted to all directors pursuant to this
                 Section 6(a)(v) shall be 250,000 shares in the aggregate. The maximum number of Common Shares which may be subject to options granted to any director of the Company shall be 100,000 shares.

                 (b) Stock Appreciation Rights. The Committee is hereby authorized to grant to eligible Employees "Stock Appreciation Rights." Each Stock Appreciation Right shall consist of a right to receive the excess of (i) the Fair Market Value of one Common Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over (ii) the grant price of the right as specified by the Committee, which shall not be less than one hundred percent (100%) of the Fair Market Value of one Common Share on the date of grant of the Stock Appreciation Right (or, if the Committee so determines, in the case of any Stock Appreciation Right retroactively granted in tandem with or in substitution for another Award, on the date of grant of such other Award). Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right granted under the Plan shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

                 (c)      Restricted Securities.

                      (i) Issuance. The Committee is hereby authorized to grant to eligible Employees "Restricted Securities" which shall consist of the right to receive, by purchase or otherwise, Common Shares which are subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote such Common Shares or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

                      (ii) Registration. Restricted Securities granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificates or certificates. In the event any stock certificate is issued in respect of Restricted Securities granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Securities.

                    (iii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant's employment for any reason during the applicable restriction period, all of such Participant's Restricted Securities which had not become Released Securities by the date of termination of employment shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Securities.
         Unrestricted Common Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Securities promptly after such Restricted Securities become Released Securities.

                 (d) Performance Awards. The Committee is hereby authorized to grant to eligible Employees "Performance Awards." Each Performance Award shall consist of a right, (i) denominated or payable in cash, Common Shares, other securities or other property (including, without limitation, Restricted Securities), and (ii) which shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the termination of a Participant's employment and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee and by the other terms and conditions of any Performance Award. The Committee shall issue performance goals prior to the commencement of the performance period to which such performance goals pertain.

                 (e) Other Stock-Based Awards. The Committee is hereby authorized to grant to eligible Employees "Other Stock- Based Awards." Each Other Stock-Based Award shall consist of a right (i) which is other than an Award or right described in Section 6(a), (b), (c) or (d) above and (ii) which is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Shares (including, without limitation, securities convertible into Common Shares) as are deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such right shall comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of Other Stock-Based Awards. Common Shares or other securities delivered pursuant to a purchase right granted under this Section 6(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Common Shares, other securities, other Awards, other property, or any combination thereof, as the Committee shall determine.

                 (f)      General.

                      (i) No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

                      (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award, except that in no event shall an Incentive Stock Option be granted together with a Non-Qualified Stock Option in such a manner that the exercise of one Option affects the right to exercise the other. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other awards.

                    (iii) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Common Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments. In accordance with the above, the Committee may elect (i) to pay a Participant (or such Participant's permitted transferee) upon the exercise of an Option in whole or in part, in lieu of the exercise thereof and the delivery of Common Shares thereunder, an amount of cash equal to the excess, if any, of the Fair Market Value of one Common Share on the date of such exercise over the exercise price of such Option for one Common Share times the number of Common Shares subject to the Option or portion thereof so exercised or
         (ii) to settle other stock denominated Awards in cash.

                      (iv)     Limits on Transfer of Awards.

                          (A) No award (other than Released Securities), and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of Restricted Securities, to the Company) and any such purported assignment, alienation, pledge, attachment, sale or other transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

                          (B) Each award, and each right under any Award, shall be exercisable, during the Participant's lifetime only by the Participant or if permissible under applicable law, by the Participant's guardian or legal representative.

                      (v) Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

                      (vi) Rule 16b-3 Six-Month Limitations. To the extent required in order to maintain the exemption provided under Rule 16b-3 only, any equity security offered pursuant to the Plan must be held for at least six months after the date of grant, and with respect to any derivative security issued pursuant to the Plan, at least six months must elapse from the date of acquisition of such derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3.

                    (vii) Common Share Certificates. All certificates for Common Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Common Shares are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                   (viii) Delivery of Common Shares or Other Securities and Payment by Participant of Consideration. No Common Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Common Shares, other securities, other Awards or other property, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Common Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

                 SECTION 7. Amendments; Adjustments and Termination. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

                 (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that, subject to the Company's rights to adjust Awards under Sections 7(c) and (d), any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of such Participant, other holder or beneficiary of an Award, as the case may be; and provided further, however, that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

                      (i) increase the total number of Common Shares available for Awards under the Plan, except as provided in Section 4 hereof; or

                      (ii) otherwise cause the Plan to cease to comply with any tax or regulatory requirement, including for these purposes any approval or other requirement which is or would be a prerequisite for exemptive relief from Section 16(b) of the Exchange Act.

                 (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided, however, that, subject to the Company's rights to adjust Awards under Sections 7(c) and (d), any amendment, alteration, suspension, discontinuation, cancellation or termination that would impair the rights of any Participant or holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of such Participant or holder or beneficiary of an Award, as the case may be.

                 (c) Adjustment of Awards Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

                 (d) Adjustments of Awards Upon the Occurrence of Certain Unusual or Non- recurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

                 SECTION 8.  General Provisions.

                 (a) No Right to Awards. No Employee or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

                 (b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Awards; provided, however, that, no such delegation shall be permitted with respect to Awards held by Employees who are officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto or who are otherwise subject to such Section.

                 (c)      Correction of Defects, Omissions, and
Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

                 (d) Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Common Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

                 (e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

                 (f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

                 (g) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

                 (h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

                 (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

                 (j) No Fractional Common Shares. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Common Shares or whether such fractional Common Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

                 (k) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

                 SECTION 9. Adoption, Approval and Effective Date of the Plan. The Plan shall be considered adopted and shall become effective on the date the Plan is approved by the Board; provided, however, that the Plan and any Awards granted under the Plan shall be void, if the shareholders of the Company shall not have approved the adoption of the Plan within twelve (12) months after the effective date, by a majority of votes cast thereon at a meeting of shareholders duly called and held for such purpose.

                                 ISOMEDIX INC.

             PROXY - ANNUAL MEETING OF STOCKHOLDERS - MAY 17, 1996

                                  COMMON STOCK

               The undersigned, a stockholder of ISOMEDIX INC., does hereby appoint JOHN MASEFIELD and PETER MAYER, or either of them, each with full power of substitution, the undersigned's proxies, to appear and vote at the Annual Meeting of Stockholders to be held on Friday, May 17, 1996 at 10:00 A.M., local time, or at any adjournments thereof, upon such matters as may come before the Meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

               The undersigned hereby instructs said proxies or their substitutes to vote as specified below on each of the following matters and in accordance with their judgment on other matters which may properly come before the Meeting.

1.       Election of Class A Directors.

FOR both nominees listed below [ ]            WITHHOLD AUTHORITY [ ]
(except as marked to the contrary below)      to vote for both nominees listed below

                    Thomas J. DeAngelo and Thomas M. Haythe

 (INSTRUCTION:    TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
                  THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
________________________________________________________________________________

2.       Approval of the Isomedix Inc. 1996 Long Term Incentive Plan.

         FOR [ ]                     AGAINST [ ]                   ABSTAIN [ ]



 _____________________________________________________________________________

3. Ratification of appointment of Coopers & Lybrand L.L.P. as independent accountants for fiscal 1996.

         FOR [ ]                     AGAINST [ ]                   ABSTAIN [ ]

The Board of Directors favors a vote "FOR" each item.

                                 (Continued and to be Completed on Reverse Side)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED AS TO ANY OF ITEMS 1, 2 OR 3 THEY WILL BE VOTED "FOR" THE ITEM(S) AS TO WHICH NO DIRECTION IS INDICATED.

IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) below exactly as shown hereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the names of joint tenants or trustees, each joint tenant or trustee should sign.


                                         Dated ________________________, 1996


                                         _______________________________(L.S.)


                                         _______________________________(L.S.)
                                         Stockholder(s) Sign Here


               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

                                         (Continued From Other Side)